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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 7, 2001



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                           PREMIER LASER SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           California                     0-25242                 33-0476284
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
         incorporation)                                      Identification No.)

          1 Argonaut, Suite 201, Aliso Viejo, CA                 92656
         (Address of principal executive offices)             (Zip Code)


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       Registrant's telephone number, including area code: (949) 859-0656


                                       N/A
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On March 7, 2001, Premier Laser Systems, Inc. ("Premier") filed with the United States Bankruptcy Court for the Central District of California, on behalf of itself and its wholly-owned subsidiary, EyeSys-Premier, Inc. ("EyeSys" and together with Premier, the "Debtors"), the Debtors' proposed Joint Plan of Liquidation (the "Proposed Plan") and the Debtors' Proposed Disclosure Statement in Support of the Debtors' Joint Plan of Reorganization. The hearing on the adequacy of the disclosure statement is scheduled for May 8, 2001. After the disclosure statement is approved, Premier will solicit votes on the Proposed Plan from its creditors and interest holders and seek confirmation of the Proposed Plan by the Bankruptcy Court.

         Under the Proposed Plan, a Delaware limited liability company will be formed on the date on which the plan becomes effective (the "Effective Date"), and Premier will be its sole member. The Proposed Plan provides that a reserve sufficient to pay all Premier's senior claimants will be established from the cash in Premier's estate on the Effective Date. Any remaining cash and unsold assets of Premier will be transferred to the limited liability company. The limited liability company will then sell all the assets transferred to it and pay Premier's creditors from the proceeds of its sales. Once all creditors have been paid in full, the limited liability company will distribute any remaining cash to Premier as its sole member. Premier will then distribute such cash to the holders of equity interests in Premier.

         The Proposed Plan provides that, with respect to EyeSys, EyeSys's creditors will be paid from the proceeds of the sale of EyeSys's remaining assets, which sale is expected to be completed prior to the Effective Date. In addition, a reserve sufficient to pay all EyeSys's senior claimants will be established from the proceeds of the sale, and any remaining cash of EyeSys will be made available to distribute to EyeSys's creditors. The excess, if any, will be transferred to the limited liability company on the Effective Date on account of Premier's equity interest in EyeSys.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             PREMIER LASER SYSTEMS, INC.



                                       By:   /S/ Robert P. Mosier
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                                             Robert P. Mosier
Date:    March 16, 2001                      Chief Executive Officer